Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Seaport Therapeutics, Inc. of our report dated February 27, 2026, except for the effects of the reverse stock split discussed in Note 18 to the consolidated financial statements, as to which the date is April 27, 2026, relating to the financial statements, which appears in Seaport Therapeutics, Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-294976).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 1, 2026